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                                                                   EXHIBIT 23.7

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 17, 1995, with respect to the consolidated financial statements of Boomtown, Inc. included in the Joint Proxy Statement of Boomtown, Inc. and Hollywood Park, Inc. that is made a part of the Registration Statement (Form S-4) and related Prospectus of Hollywood Park, Inc. for the registration of 6,105,000 shares of its common stock.

                                                    /s/ Ernst & Young LLP

                                                    Ernst & Young LLP
Reno, Nevada
September 16, 1996